Exhibit 99.1

Mannatech Reports Third Quarter Results

Operating profit turnaround; North America sales decline

Coppell, TX, November 6, 2008 - Mannatech, Incorporated (NASDAQ – MTEX), a leading developer and provider of proprietary nutritional supplements, weight management products and skin care solutions, today reported a loss for the third quarter 2008 of $0.4 million or a $0.02 loss per diluted share, compared to net income of $1.7 million or earnings of $0.07 per diluted share for the third quarter of 2007. The company reported an operating profit of $1.1 million compared to an operating profit of $1.7 million in the third quarter of 2007. Operating profit was offset by net foreign currency transaction losses resulting in a pre-tax loss of $0.7 million, as compared to pre-tax income of $2.1 million for the third quarter of 2007.

Third quarter net sales for 2008 were $78.0 million, a decrease of 19.5%, compared to $96.9 million in the third quarter of 2007. The sales decline was largely due to a 25.7% decrease in North America sales compared to the third quarter of 2007. International sales were down 8.8% for the third quarter of 2008 compared to the third quarter of 2007.

Wayne Badovinus, Mannatech’s president and CEO commented, “We generated an operating profit for the first time since Q3 of 2007 through a reduction in costs. Achieving an operating profit is significant considering sales had declined. We are committed and determined to effectively operate and grow the business while maintaining this lower cost structure for the next quarter.”

Mr. Badovinus continued, “Our U.S. market continues to experience a decline in net sales and recruiting impacted by a significantly weaker economy and ongoing litigation. At the same time, our Associates are re-energized by the launch of OsoLean powder, a supplement that promotes fat loss when combined with the OsoLean Plan and proper exercise.* In addition, our Associates are excited about the business building potential from OsoLean powder and our other wellness oriented products. “

Total independent Associate and Member count based on a 12-month trailing period decreased to 540,000 for the third quarter of 2008 as compared to 575,000 for the third quarter of 2007. This 6.1% year over year decrease reflects a 28.6% decrease in new Associates and Members compared to the prior year. This decrease was partially offset by higher retention of continuing independent Associates and Members which were up 21,000 in the third quarter of 2008, a 5.5% increase.

Year-to-date sales through September were $256.2 million, down 18.3% from $313.5 million in the third quarter of 2007. The company reported a net loss for the nine-month period of $13.2 million, compared to last year’s net income of $10.2 million. The diluted loss per share was $0.50, compared to earnings of $0.38 per diluted share for the nine-months ended September 2007.

*This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Friday, November 7, 2008 at 9 a.m. CST, 10 a.m. EST. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, skin care products, and weight and fitness products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa, and Singapore.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend”, “may”, “believes”, “plan”, “will continue”, “expects”, “potential”, “should”, or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release, and Mannatech has no intentions, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact Information:

Gary Spinell

Vice President

Corporate Communications

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

Consolidated net sales shipped to customers by location for the three months ended September 30, 2008 and 2007 were as follows:

	2008		2007
	(In millions, except percentages)
United States	$40.0	51.3%	$55.4	57.2%
Canada	5.7	7.3%	6.1	6.3%
Australia	6.4	8.2%	7.0	7.2%
United Kingdom	1.2	1.6%	1.7	1.8%
Japan	10.8	13.8%	10.3	10.6%
New Zealand	1.2	1.5%	1.6	1.7%
Republic of Korea	8.4	10.8%	11.9	12.3%
Taiwan	1.2	1.5%	1.5	1.5%
Denmark	0.3	0.4%	0.3	0.3%
Germany	0.8	1.0%	1.1	1.1%
South Africa	2.0	2.6%	—	—
Totals	$78.0	100%	$96.9	100%

Consolidated net sales shipped to customers by location for the nine months ended September 30, 2008 and 2007 were as follows:

	2008		2007
	(In millions, except percentages)
United States	$137.3	53.6%	$191.8	61.2%
Canada	17.8	6.9%	20.7	6.6%
Australia	20.8	8.1%	22.0	7.0%
United Kingdom	3.8	1.5%	5.0	1.6%
Japan	33.9	13.3%	31.4	10.0%
New Zealand	4.2	1.6%	5.4	1.7%
Republic of Korea	27.4	10.7%	28.6	9.1%
Taiwan	3.7	1.4%	4.0	1.3%
Denmark	0.9	0.4%	1.2	0.4%
Germany	3.0	1.2%	3.4	1.1%
South Africa	3.4	1.3%	—	—
Totals	$256.2	100%	$313.5	100%

The number of new and continuing independent Associates and Members who purchased our packs and products during the 12-months ended September 30, 2008 and 2007 were as follows:

	2008		2007		Change
					Number	Percentage
New	140,000	25.9%	196,000	34.1%	(56,000)	(28.6%)
Continuing	400,000	74.1%	379,000	65.9%	21,000	5.5%
Total	540,000	100%	575,000	100%	(35,000)	(6.1%)

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2008	December 31, 2007
ASSETS	(unaudited)
Cash and cash equivalents	$34,982	$47,103
Restricted cash	468	340
Accounts receivable, net of allowance of $61 and $877 in 2008 and 2007, respectively	293	618
Income tax receivable	5,729	2,136
Inventories, net	28,956	23,706
Prepaid expenses and other current assets	3,549	6,053
Deferred income tax assets	5,593	1,789
Total current assets	79,570	81,745
Long-term investments	—	12,950
Property and equipment, net	38,118	42,818
Construction in progress	856	1,594
Long-term restricted cash	7,846	11,726
Other assets	1,408	1,470
Long-term deferred income tax assets	183	151
Total assets	$127,981	$152,454

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$114	$110
Accounts payable	2,982	3,637
Accrued expenses	34,086	30,315
Commissions and incentives payable	9,202	11,139
Taxes payable	374	6,198
Deferred revenue	3,842	4,769
Total current liabilities	50,600	56,168
Capital leases, excluding current portion	175	261
Long-term royalty liability	2,124	2,440
Long-term deferred income tax liabilities	5,830	5,165
Other long-term liabilities	1,365	1,565
Total liabilities	60,094	65,599

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,667,882 shares issued and 26,460,788 shares outstanding in 2008 and 2007	3	3
Additional paid-in capital	40,743	40,146
Retained earnings	44,079	62,620
Accumulated other comprehensive loss	(2,147)	(1,123)
	82,678	101,646
Less treasury stock, at cost, 1,207,094 shares in 2008 and 2007	(14,791)	(14,791)
Total shareholders’ equity	67,887	86,855
Total liabilities and shareholders’ equity	$127,981	$152,454

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net sales	$77,991	$96,911	$256,223	$313,453
Cost of sales	11,105	14,868	37,014	45,564
Commissions and incentives	32,396	43,230	116,256	142,456
	43,501	58,098	153,270	188,020

Gross profit	34,490	38,813	102,953	125,433

Operating expenses
Selling and administrative	18,753	21,342	63,349	63,331
Depreciation and amortization	3,172	2,953	9,225	7,283
Other operating	11,493	12,796	49,530	41,432
Total operating expenses	33,418	37,091	122,104	112,046

Income (loss) from operations	1,072	1,722	(19,151)	13,387
Interest income	266	614	1,219	1,902
Other income (expense), net	(2,047)	(194)	(2,450)	(91)
Income (loss) before income taxes	(709)	2,142	(20,382)	15,198
(Provision) benefit for income taxes	280	(396)	7,134	(5,036)
Net income (loss)	$(429)	$1,746	$(13,248)	$10,162

Earnings (loss) per share:
Basic	$(0.02)	$0.07	$(0.50)	$0.38
Diluted	$(0.02)	$0.07	$(0.50)	$0.38

Weighted-average common shares outstanding:
Basic	26,461	26,460	26,461	26,437
Diluted	26,461	26,843	26,461	26,940